UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2016

LIQUIDITY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-51813 (Commission File Number)	52-2209244 (IRS Employer Identification No.)

1920 L Street, N.W., 6th Floor, Washington, D.C., 20036
(Address of principal executive offices)  (Zip Code)

(202) 467-6868
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events.

(b)          Effective March 25, 2016, Liquidity Services, Inc. (the “Company”) terminated the Financing and Security Agreement dated April 30, 2010, as amended, by and between the Company and Bank of America, N.A., which had provided the Company with a senior credit facility (the “Facility”).  The Facility was scheduled to terminate on May 31, 2018.  The Company’s borrowing availability under the Facility as of December 31, 2015 was $37.5 million.  There were no outstanding borrowings under the Facility at the time of its termination.

The Company previously disclosed on its Current Report on Form 8-K filed on October 6, 2015 that tax refunds were anticipated as a result of the sale of the Jacobs Trading business. The Company has received $35.1 million of the anticipated tax refunds. The Company does not expect the termination of the Facility to have a material effect on its liquidity or financial position.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.

(Registrant)

Date: March 28, 2016	By:	/s/ Mark A. Shaffer
	Name:	Mark A. Shaffer
	Title:	Acting General Counsel & Corporate Secretary

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